      As filed with the Securities and Exchange Commission on July 3, 2002
                                                     Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ____________________

                                 PRANDIUM, INC.
             (Exact Name of Registrant as Specified in Its Charter)
                              ____________________

           Delaware                                      33-0197361
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                               2701 Alton Parkway
                            Irvine, California 92606
                                 (949) 863-8500
               (Address, Including Zip Code, and Telephone Number,
              Including Area Code, of Principal Executive Offices)

                    Prandium, Inc. 2002 Stock Incentive Plan
                           (Full Titles of the Plans)

                                 Michael A. Rule
                       Vice President and General Counsel
                               2701 Alton Parkway
                            Irvine, California 92606
                                 (949) 863-8500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy To:

                                 Jerome L. Coben
                    Skadden, Arps, Slate, Meagher & Flom LLP
                       300 South Grand Avenue, Suite 3400
                          Los Angeles, California 90071
                                 (213) 687-5000
                              ____________________

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
      Title of Securities to be        Amount to be     Proposed Maximum     Proposed Maximum      Amount of
             Registered               Registered (1)     Offering Price     Aggregate Offering   Registration
                                                         Per Share (2)          Price (2)           Fee (2)
----------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per         555,556            $1.90             $1,055,556.40         $97.11
per share, to be issued under the
Prandium, Inc. 2002 Stock Incentive
Plan
----------------------------------------------------------------------------------------------------------------

(1) This registration statement shall also cover pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), any additional shares of common stock, par value $0.01 per share ("Common Stock") of Prandium, Inc. (the "Company") that may become issuable in accordance with the provisions of the plan described herein as a result of any future stock split, stock dividend or similar adjustment of the Company's outstanding Common Stock which results in an increase in the number of the Company's outstanding shares of Common Stock.

(2) Estimated as of July 2, 2002 pursuant to Rule 457(h) under the Securities Act solely for purposes of calculating the registration fee.

                              ____________________

     The Registration Statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     In accordance with Rule 428 under the Securities Act and the instructional Note to Part I of Form S-8, the information specified in Part I of Form S-8 has been omitted from this Registration Statement.

     The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to participating employees as specified by Rule 428(b)(1) under the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the Company pursuant to the Securities Exchange Act of 1934, as amended, ("the Exchange Act") are incorporated herein by reference:

     The following documents filed with the SEC are hereby incorporated by reference:

     (a) Annual Report on Form 10-K for the year ended December 30, 2001, filed with the Commission on April 1, 2002;.

     (b) Quarterly Report on Form 10-Q for the quarterly period ended March 31,
                    2002, filed with the Commission on May 15, 2002;

     (c) Current Reports on Form 8-K filed with the Commission on January 16,
                    2002, February 8, 2002, April 9, 2002 and June 25, 2002;

     (d) The description of the Company's Common Stock included in Item 5 of the
                    Company's Form 8-K filed June 25, 2002, including any amendment or report filed for the purpose of updating such information.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.  Description of the Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law (the "DGCL") permits a Delaware corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The DGCL provides that a corporation may pay expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate), and must reimburse a successful defendant for expenses, including attorney's fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The DGCL provides that no indemnification may be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

     The Company's Seventh Restated Certificate of Incorporation (the "Certificate of Incorporation") and its Third Amended and Restated By-Laws (the "By-Laws") provide, among other things, that, to the fullest extent authorized by the DGCL, the Company may indemnify each person who is or has served as a director or officer of the Company or any predecessor of the Company, or any other enterprise at the request of the Company or of any predecessor of the Company, against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Company. The Company may also indemnify each of its employees and agents against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the Company.

     The DGCL permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of any director to the corporation or its stockholders for monetary damages for a breach of the director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation contains provisions limiting the liability of its directors, to the fullest extent currently permitted by the DGCL for monetary damages for breach of their fiduciary duty as directors.

     While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

     The Company has purchased insurance which purports to insure the Company against certain costs of indemnification which may be incurred by it pursuant to the Company's Certificate of Incorporation and By-Laws and to insure the officers and directors of the Company and its subsidiary companies, against certain liabilities incurred by them in the discharge of their functions as such officers and directors except for liabilities resulting from their own malfeasance.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     See Index to Exhibits.

Item 9.  Undertakings

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Irvine, State of California, on the 3rd day of July, 2002.

                            PRANDIUM, INC.

                            By: /s/ Robert T. Trebing, Jr.
                               ------------------------------
                            Name:   Robert T. Trebing, Jr.
                            Title:  Executive Vice President and Chief Financial
                                    Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin S. Relyea, Robert T. Trebing, Jr. and Michael A. Rule, and any of them (with full power in each to act alone), his or her attorney-in-fact, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated, on July 3, 2002.

                 Signature                                                    Title
                 ---------                                                    -----
                                                          President, Chief Executive Officer and Director
           /s/ Kevin S. Relyea                                     (principal executive officer)
-----------------------------------------
             Kevin S. Relyea

                                                                   Executive Vice President and
                                                                      Chief Financial Officer
        /s/ Robert T. Trebing, Jr.                         (principal financial and accounting officer)
-----------------------------------------
          Robert T. Trebing, Jr.


           /s/ William G. Knuff                                              Director
-----------------------------------------
             William G. Knuff

                                                                             Director
           /s/ Joseph C. Miller
-----------------------------------------
             Joseph C. Miller

                                                                             Director
            /s/ Paul E. Suckow
-----------------------------------------
              Paul E. Suckow


                                  EXHIBIT INDEX

Exhibit
Number

4.1*    Seventh Restated Certificate of Incorporation of the Company

4.2*    Third Amended and Restated By-Laws of the Company

5.1* Opinion of Skadden, Arps, Slate, Meagher and Flom LLP regarding the legality of the securities being registered.

23.1*   Consent of Skadden, Arps, Slate, Meagher and Flom LLP (included in
        Exhibit 5.1)

23.2*   Consent of KPMG LLP

24.1* Power of Attorney (included on the signature page of this Registration Statement)

99.1*   Prandium, Inc. 2002 Stock Incentive Plan

__________________________

* Filed herewith.

                                       8